UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          April 15, 2013

REDFIN NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28457	86-0955239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 W. Cypress Creek Rd., Suite 411, Fort Lauderdale, FL	33309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	954-769-1335

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

RedFin Network, Inc. has been informed that on April 9, 2013, an Information has been issued in the United States District Court for the Southern District of Florida against Jeffrey Schultz, then our President, CEO and member of our Board of Directors.  The Information alleges violation of Sections 18 U.S.C. 1, 348(1)(2) and 2 involving fraudulent securities transactions and improper payments by Mr. Schultz in order to promote the company’s common stock.  The Information seeks forfeiture of any proceeds traceable to the alleged violation.

On April 19, 2013, Mr. Schultz resigned as an officer and director of RedFin.  Effective with his resignation, the employment agreement between our company and Mr. Schultz was terminated, and we are not obligated to pay him any severance or other benefits upon its termination.  The company may retain Mr. Schultz as a consultant, on an as needed basis for limited services related to the marketing and sales of our products, upon terms and conditions to be negotiated with Mr. Schultz.

On April 19, 2013, Mr. Michael E. Fasci Sr., our Chief Financial Officer and a member of our Board of Directors, was appointed Chief Executive Officer.  While we have not amended the current employment agreement with Mr. Fasci, we and Mr. Fasci may elect to revise these compensation arrangements in the future.

In addition to Mr. Fasci’s appointment as our Chief Executive Officer, Mr. Joseph Jones, who has served as our Internal Controller, has been named Chief Financial Officer.  Biographical information for Mr. Jones is as follows:

Joseph Jones.  Mr. Jones, 28, served as our Internal Comptroller since March 2011. From June 2004 until February 2011, Mr. Jones was employed by Richard Jones Construction Company, Inc., serving as Chief Financial Officer (February 2009 until February 2011), Chief Operating Officer (September 2006 until January 2009) and Contract Manager (June 2004 until August 2006).  In the position of Chief Financial Officer, he maintained investor relations, secured construction development loans in excess of $20 million and oversaw all general accounting practices, which included revenues of $175 million annually for the company’s Florida, South Carolina and North Carolina divisions. As Chief Operating Officer, he oversaw field operations, contract management, customer service, human resources, license/insurance compliance for the company’s development division, and he maintained coordination between the construction and development divisions assuring timely completion of all projects.  Mr. Jones received a B.A. in Business from Florida Atlantic University.

We expect to formalize compensation arrangements with Mr. Jones in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDFIN NETWORK, INC.

Date: April 19, 2013	By:	/s/ Michael Fasci
Michael Fasci, Chief Executive Officer